UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On April 17, 2014, at approximately 8:30 a.m. Eastern Time, members of the management team of Post Holdings, Inc. (“Post” or the “Company”) hosted a conference call to discuss the acquisition (the “Acquisition”) of MHI Holding Corporation (“Michael Foods”). During management’s prepared remarks and a question and answer session that followed, the following information was provided by the Company:

1.	Management expects Post to return to a long-term target leverage ratio of under five times within approximately 18 to 21 months from closing the Acquisition.

2.
Post management expects the ready-to-eat cereal business to be a low single-digit growth business long-term, and expects volume growth averaged among its acquired businesses to be in the range of 4% to 6%.

3.	In reference to management’s adjusted EBITDA expectations for the Michael Foods business, management provided the following metrics for modeling purposes:

•	Post management estimates that Michael Foods’ adjusted EBITDA for calendar 2014 will be between $255 million and $270 million.

•
Depreciation and amortization for 2013 was approximately $92 million.  Of that, approximately $61 million is traditional depreciation, and replacement required amortization, versus $31 million that is purchase accounting related. Post management has not made adjustments for purchase accounting for the Acquisition as the purchase price allocation has not been completed.

•
Post management expects Michael Foods’ capital expenditures to be in the range of $40 million to $50 million annually on a maintenance basis; however, the current year is a bit higher due to some expansion, at $70 million to $80 million.

•	The financing costs for the Acquisition are expected to be below the existing Post debt structure costs.

•	Post management expects Michael Foods’ tax rate to be in the range of 32% to 35%, with statutory and cash rates in line with one another.

•	Post management expects the Michael Foods’ working capital impact on long-term cash flows to be net zero.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions upon which the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this report. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward-Looking Statements
Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws, including statements regarding Michael Foods’ expected financial contribution, capital expenditures, working capital and tax rate, and Post’s financing costs. These projections and statements are based on management’s estimates and assumptions with respect to future events and the expected annual contribution of the acquisition and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include risks related to, among other things, the potential impact on the business due to uncertainty about the acquisition; volatility in the credit or capital markets and future market conditions; obtaining regulatory approval of or non-

objection to the acquisition; the retention of the Michael Foods business management and employees and the ability of Post to successfully integrate operations; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, other business partners or governmental entities for the respective parties; other business transaction costs; actual or contingent liabilities of the acquired business; the inability to predict the future success or market acceptance of the acquired business; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this report. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
Use of Forward-Looking Non-GAAP Measures
Post has presented in this report certain forward-looking statements about future financial performance of the Michael Foods business that include adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure which represents Earnings before interest, taxes, depreciation, amortization and other adjustments. The Michael Foods business uses adjusted EBITDA as a measurement of financial results, as an indication of the relative strength of operating performance. Management believes that adjusted EBITDA provides potential investors with useful information with which to analyze and compare with other companies in our industry our operating performance and our ability to service debt. Post has not provided a reconciliation of this forward-looking non-GAAP financial measure due to the difficulty in forecasting and quantifying the amount of the items excluded from adjusted EBITDA that will be included in net earnings, the comparable GAAP financial measure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

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